Exhibit 99.1
N E W S R E L E A S E
FOR IMMEDIATE RELEASE
June 29, 2020

CHESAPEAKE ENERGY CORPORATION RECEIVES NOTICE FROM NYSE REGARDING CONTINUED LISTING STANDARD
OKLAHOMA CITY, June 29, 2020 - Chesapeake Energy Corporation (the “Company”) today was notified by the New York Stock Exchange (“NYSE”) of its determination to commence proceedings to delist the Company’s common stock and to suspend trading of the Company’s common stock due to the Company’s decision to voluntarily file for reorganization under Chapter 11 of the Bankruptcy Code. The Company anticipates that effective June 30, 2020 its common stock will commence trading on the OTC Pink Market under the symbol “CHKAQ.” The transition to the over-the-counter market will not affect the Company’s business operations.
Headquartered in Oklahoma City, Chesapeake Energy Corporation’s operations are focused on discovering and developing its large and geographically diverse resource base of unconventional oil and natural gas assets onshore in the United States.
This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than statements of historical fact. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “should,” “could,” “will,” “would,” and “will be,” and variations of such words and similar expressions, although not all forward-looking statements contain these identifying words. Although we believe the expectations and forecasts reflected in the forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and any updates to those factors set forth in the Company’s subsequent quarterly reports on Form 10-Q or current reports on Form 8-K.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8870 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154